Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items
72DD, 73A, 74U and 74V correctly,
the correct answers are as follows


Evergreen California Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	5,625,125	0.21		24,766,838	9.88
Class B	14,125		0.17		84,435		9.88
Class C	49,364		0.17		285,928	9.88
Class I	443,592	0.22		1,959,750	9.88



Evergreen Connecticut Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A
Class B
Class C
Class I






Evergreen New Jersey Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A
Class B
Class C
Class I


Evergreen New York Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A
Class B
Class C
Class I






Evergreen Pennsylvania Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,099,791	0.24		4,559,613	10.21
Class B	   313,027  	0.20		1,426,690	10.17
Class C	   179,484	0.20		   850,775	10.19
Class I       12,333,619	0.26	           43,671,732	10.21